                                                                     EXHIBIT 5.1

                              KIRKLAND & ELLIS LLP
                Partnerships Including Professional Corporations

                                Citigroup Center
                              153 East 53rd Street
                          New York, New York 10022-4611


(212) 446-4800                                         Facsimile: (212) 446-4900

                                November 17, 2003

Nexstar Broadcasting Group, Inc.
909 Lake Carolyn Parkway
Irving, Texas 75039

Ladies and Gentlemen:

     We are acting as special counsel to Nexstar Broadcasting Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of shares of its Class A Common Stock, par value $0.01 per share (the "Common Stock"), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the "Commission") on April 24, 2002 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement").

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) a draft of the Amended and Restated Articles of Incorporation (the "Restated Charter") of the Company to be filed with the Secretary of State of the State of Delaware prior to the sale of the shares of Common Stock registered pursuant to the Registration Statement (the "Shares");
(ii) draft By-laws (the "By-laws") for the Company to be adopted prior to the sale of the Shares; (iii) the form of underwriting agreement to be attached as an exhibit to the Registration Statement (the "Underwriting Agreement"); (iv) drafts of certain resolutions of the Board of Directors of the Company with respect to the issuance and sale of the Shares (the "Resolutions"); and (v) the Registration Statement.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than

                              Kirkland & Ellis LLP


November 17, 2003


the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others. We have also made other assumptions, which we believe to be appropriate for purposes of this letter.

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, when (i) the Restated Charter is filed with the Secretary of State of the State of Delaware, (ii) the By-Laws are adopted by the Company, (iii) the Underwriting Agreement is duly executed by the parties thereto; and (iv) the Resolutions are adopted by the Board of Directors of the Company, the Shares will be duly authorized, and, when the Registration Statement becomes effective under the Act, and when appropriate certificates representing the Shares are and registered by the Company's transfer agent and delivered against payment of the agreed consideration therefor all in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

                              Kirkland & Ellis LLP


November 17, 2003



     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.


                                            Sincerely,

                                            /s/ Kirkland & Ellis LLP

                                            Kirkland & Ellis LLP